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                                        NA932280122 - ASSIGNMENT OF ASSETS

                                            (RIH PROMISSORY NOTE)

                                              GD&C DRAFT DATED 12/17/93



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                                    ASSIGNMENT



                               OF OPERATING ASSETS



                                 ________________



                        RESORTS INTERNATIONAL HOTEL, INC.,

                             a New Jersey corporation,

                                   as Assignor,





                                       TO



                RESORTS INTERNATIONAL HOTEL FINANCING, INC.,

                           a Delaware corporation,

                                 as Assignee





                   Dated as of _________________, 1994



==========================================================================





             Prepared by:__________________________

                         D. Eric Remensperger, Esq.







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                  ASSIGNMENT OF OPERATING ASSETS



     THIS ASSIGNMENT made as of the ____ day of ____________, 1994, by

RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation, having its principal office at c/o Resorts International, Inc., 1133

Boardwalk, Atlantic City, New Jersey ("ASSIGNOR"), to RESORTS

INTERNATIONAL HOTEL FINANCING, INC., a Delaware corporation,

having its principal office at c/o Resorts International, Inc.,

1133 Boardwalk, Atlantic City, New Jersey ("ASSIGNEE").



                            WITNESSETH:



     WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure: (i) the obligations of Assignor under a secured promissory note dated as of the date hereof made by Assignor to Assignee in the principal amount of $125,000,000 (as the same may be amended or restated from time to time, the "RIH PROMISSORY NOTE"),

which note is secured by a Mortgage Securing RIH Promissory

Note dated as of the date hereof, between Assignor, as mortgagor,

and Assignee, as mortgagee (the "MORTGAGE"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Mortgage) which mortgage encumbers certain real property owned or leased by Assignor and described on SCHEDULE

1 hereto together with all buildings and improvements erected thereon (collectively, the "PROPERTY"); and (ii) the performance and observance of all of the provisions herein contained;



      NOW, THEREFORE, Assignor has and does hereby bargain, sell,

transfer, assign, convey, set over and deliver unto Assignee, for the purposes set forth above (subject, however, to the rights of the holders of Superior Mortgages), all of Mortgagor's right, title and interest in and to the Operating Assets (other than Excepted

Property), now existing or hereafter acquired (including without limitation, to the extent assignable, with respect to the bookings,

contracts, Permits, leases, licenses and agreements constituting a part of the Operating Assets (collectively, the "OPERATING

AGREEMENTS"), all Operating Agreements now existing or which may be executed at any time in the future, and all amendments,

extensions and renewals of the Operating Agreements, and any of them, and all rents and other income which may now or hereafter be or become receivable under the Operating Agreements, and any of them); it being intended hereby to establish a present and

complete transfer unto Assignee of all of Assignor's right,

title, interest and estate in and to the Operating Agreements and all the Income (as hereinafter









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defined) arising thereunder; PROVIDED, HOWEVER, that Assignor is hereby granted a license by Assignee so long as there neither shall have been an acceleration of maturity of the Note pursuant to

Section 3.02 of the Mortgage nor an exercise by the Mortgagee of its rights under Section 3.09 of the Mortgage (either being

hereinafter referred to as an "ACCELERATION EVENT"), to

(a) possess, use, manage, operate, enjoy and, subject to

and in accordance with the terms of the Mortgage, dispose of the

Operating Assets or any part thereof and to collect, receive, use,

invest and dispose of the rents, issues, tolls, profits, revenues and other income therefrom (collectively, the "INCOME"), (b) use,

consume and dispose of any consumables, goods, wares and

merchandise in the ordinary course of business of operating the

Casino-Hotel and (c) adjust and settle all matters relating to choses in action, leases and contracts.  Upon the occurrence of an

Acceleration Event, Assignor agrees to deposit with Assignee upon demand such of the Operating Agreements, Operating Assets and receipts and revenues therefrom as may from time to time be

designated by Assignee.



     Assignor hereby appoints Assignee the true and lawful attorney of

Assignor with full power of substitution, and with power for

Assignor and in the name of Assignor and/or in its name, place and stead, to possess, use, manage and enjoy the Operating Assets or any part thereof and to collect, receive, use, invest, dispose of and give complete acquittance for any and all Income herein assigned which may be or become due and payable under the

Operating Agreements, to use, consume and dispose of any

consumable goods, wares and merchandise and to adjust and settle all matters relating to choses in action, leases and contracts, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the rights herein assigned.  No rights shall be exercised by Assignee under this paragraph until an Acceleration Event has occurred.  All parties to the Operating Agreements are hereby expressly authorized and directed, after the occurrence of an Acceleration Event, to pay all amounts payable to Assignor thereunder to Assignee or such nominee as Assignee may designate in writing delivered to and received by such parties, who thereafter are expressly relieved of any and all duty, liability or obligation to Assignor in respect of all payments so made.



     Assignee acknowledges that (i) contemporaneously with the execution and delivery of this Assignment, it has assigned this Assignment to

State Street Bank and Trust Company of Connecticut, National

Association ("Trustee"), as trustee under an Indenture of even date herewith among



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Assignor, Assignee and Trustee (the "Indenture"), and (ii) that the Trustee is also the assignee under an Assignment of Operating

Assets dated as of the date hereof from Assignor to Trustee

securing the obligations of Assignor in respect of the Guaranty under and as defined in the Indenture (the "Other Assignment"),

which assignment creates a lien on the Operating Agreements,

Operating Assets and receipts and revenues therefrom

PARI PASSU with the lien of this Assignment.  Assignee

further acknowledges and agrees that whenever it is

provided in the Other Assignment that the Assignor shall deliver any notice or document, or is require to make any payment

thereunder, the delivery of such notice or document or the making of such payment pursuant to the terms of such Other Assignment shall also constitute the delivery of such notice or document or the making of such payment in satisfaction of the terms, conditions and provisions of this Assignment to the same extent as the same constitutes satisfaction of the terms, conditions and provisions of the Other Assignment.



     Assignee is hereby vested with full power to use all measures,

legal and equitable, deemed by it necessary or proper to enforce this Agreement, to collect all Income and to exercise all other rights provided for hereunder.  Assignee shall be under no

obligation to press any of the rights or claims assigned to it hereunder, or to perform or carry out any of the obligations of

Assignor under any of the Operating Agreements and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Operating

Agreements.  It is further understood that this Assignment shall not operate to place responsibility for the control, care,

management or repair of Assignor's estates or interests in and to the Operating Assets, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the carrying out of any of the terms and conditions of any of the Operating Agreements, or for any negligence in the management, upkeep, repair or control of

Assignor's estates or interests in and to the Operating Assets resulting in loss or injury or death to any lessee, licensee,

employee or stranger thereat.  No rights shall be exercised by

Assignee under this paragraph until an Acceleration Event has occurred.



     For purposes of this Assignment, the term "OPERATING ASSETS" shall exclude (i) any Tangible Personal Property, and (ii) other items constituting Operating Assets or leases, which are Excepted

Property.



     Assignee hereby agrees promptly to remit to Assignor any amounts collected hereunder by Assignee which are in excess of those applied to pay in full the aforesaid liabilities and indebtedness at the time due.



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     IT IS AGREED that, to the extent the grant of a security interest in the Operating Assets is governed by the provisions of the

Uniform Commercial Code, this Assignment is hereby agreed to be a

"Security Agreement" under such Code, and Assignor hereby grants to

Assignee a security interest in the Operating Assets.  Assignor shall at any time and from time to time execute and deliver such additional security agreements, financing statements and

continuation statements, and shall take all such actions, as may be necessary to perfect Assignee's interest under this Assignment as a secured party under the Uniform Commercial Code.



     IT IS FURTHER AGREED that the rights and benefits created hereunder supplement and are not in substitution for the liens created by the

Mortgage with respect to the Operating Assets and that nothing contained herein shall limit or affect the rights of Assignee under the Mortgage.



     Upon the release of any portion of the Property from the lien of the Mortgage pursuant to Section 2.05 of the Mortgage (other than

(i) the release of the fee interest in and to the Leased Land or any portion thereof, or (ii) if the Mortgagor obtains a Qualified

Leasehold Interest with respect to such portion of the Property),

this Assignment shall be null and void with respect to those

Operating Assets (the "RELEASED ASSETS") which theretofore have exclusively been used by Assignor with respect to the portion of the Property so released (and no other portion of the Property) and all estate, right, title and interest of Assignee in and to the

Released Assets shall revert to Assignor, but in all other

respects and for all other purposes, this Assignment shall remain in full force and effect.  Assignee shall, from time to time,

promptly execute any written instrument in form reasonably

satisfactory to the proposed purchaser of such portion of the

Property to confirm any reversion of Assignee's right, title and interest in the Released Assets effectuated pursuant to the

immediately preceding sentence, upon receipt by Assignee of an

Officer's Certificate stating that Assignor is entitled to such reversion by virtue of the Mortgagor's compliance with the

provisions of this paragraph and Section 2.05 of the Mortgage,

provided that Assignee shall have no liability thereunder and all costs and expenses shall be paid by Assignor.



     Upon the termination of the Mortgage Documents and the payment in full of the principal sum, interest and other Indebtedness secured thereby, this Assignment shall be and become null and void, and all estate, right, title and interest of Assignee in and to the

Operating Assets shall revert to Assignor and Assignee shall promptly cancel and discharge of record this Assignment and any financing statement filed in connection herewith and execute and deliver



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to Assignor all such instruments as may be appropriate to

evidence such discharge and satisfaction of this Assignment

(provided that Assignee shall have no liability hereunder or thereunder and all costs and expenses shall be paid by Assignor);

otherwise, this Assignment shall remain in full force and effect as herein provided, shall inure to the benefit of Assignee and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and any subsequent holder of Assignor's right, title, interest and estate in and to the Property.



     This Assignment shall be governed by and construed under the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.



     This Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.  This Assignment

shall not be transferred, assigned or amended without the prior approval of the New Jersey Casino Control Commission.



     The rights and obligations of the Assignee hereunder are subject to the terms set forth in that certain Intercreditor Agreement dated as of the date hereof among Assignor, Assignee, Fidelity Management and Trust Company, as trustee, Trustee and State Street Bank and

Trust Company of Connecticut, National Association, as trustee,

(and such other parties that may from time to time become a party thereto).



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     IN WITNESS WHEREOF, Assignor and Assignee have caused this

Assignment to be duly executed, all as of the date first above set forth.



WITNESSES:                              ASSIGNOR:



                                        RESORTS INTERNATIONAL HOTEL, INC.





________________________________        By:_________________________

                                           Name:

                                           Title:





                                        ASSIGNEE:



                                        RESORTS INTERNATIONAL HOTEL

                                        FINANCING, INC.





_________________________________       By:_________________________

                                           Name:

                                           Title:



                                      6





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STATE OF NEW YORK )

                  ) ss.:

COUNTY OF NEW YORK)



     BE IT REMEMBERED that on ______________, 1994, before me, the subscriber, __________________, personally appeared ____________,

who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the (Asst.) Secretary of RESORTS

INTERNATIONAL HOTEL, INC., the corporation named in the within instrument; that ____________ is the (Vice) President of said

Corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said

Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.



                                    _____________________________

                                    [Name]

                                    Assistant Secretary



Sworn to and subscribed

before me, the date aforesaid



____________________________

        Notary Public



My commission expires:_____________________________







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STATE OF NEW YORK )

                  ) ss.:

COUNTY OF NEW YORK)



     BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of RESORTS INTERNATIONAL HOTEL FINANCING, INC., the

corporation named in the within instrument; that ____________ is the Vice President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said

corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice President as and for the

voluntary act and deed of said corporation.  In presence of

deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                     __________________________

                                      [Name]

                                     Assistant Secretary



Sworn to and subscribed

before me, the date aforesaid



____________________________

       Notary Public



My commission expires:_____________________